Exhibit 77(Q)

Exhibits

(a)(1)  Plan of Liquidation dated September 5, 2008 regarding the liquidation and dissolution of ING VP Financial Services Portfolio - Filed as an exhibit to Post-Effective Amendment No. 35 to the Registrant’s Registration Statement on Form N-1A on November 18, 2008 and incorporated herein by reference.

(a)(2)  Abolition of Series of Shares of Beneficial Interest dated September 11, 2008 to the Trust document regarding ING VP Financial Services Portfolio - Filed as an exhibit to Post-Effective Amendment No. 35 to the Registrant’s Registration Statement on Form N-1A on November 18, 2008 and incorporated herein by reference.

(a)(3)  Abolition of Series of Shares of Beneficial Interest dated September 11, 2008 to the Trust document regarding ING VP High Yield Bond Portfolio and ING VP Real Estate Portfolio - Filed as an exhibit to Post-Effective Amendment No. 35 to the Registrant’s Registration Statement on Form N-1A on November 18, 2008 and incorporated herein by reference.